EXHIBIT 5.1

24 November, 2015

Our Ref:        DPS:MOK 001/4016

Moko Social Media Limited	By email and registered mail
320 King Street
Alexandria, VA 22314
UNITED STATES OF AMERICA

Dear Sirs

Registration Statement on Form S-8

We have acted as Australian counsel to Moko Social Media Limited ACN 111 082 485 (Company) in connection with Form S-8 Registration Statement (Registration Statement), to be filed by the Company under the U.S. Securities Act of 1933, as amended (US Securities Act) with the U.S. Securities and Exchange Commission (Commission) on or about 24 November, 2015 (New York time). The proposed maximum of 49,000,000 ordinary shares, no par value (Ordinary Shares), being registered are to be issued pursuant to the MOKO Social Media Ltd. 2014 U.S. Omnibus Securities and Incentive Plan (Plan).

For the purposes of this opinion, we have:

(a)	examined and relied upon copies of the following documents:

(i)	the Registration Statement, a draft copy of which was attached to an email from Emma Waldon, a director and the Company Secretary of the Company received by this firm at 10.14 a.m. (Australian Eastern Standard Time) on 23 November, 2015 (Waldon Email) (Registration Statement);

(ii)	a circular resolution of the Directors of the Company, a copy of which was attached to the Waldon Email and appears to have been signed by the Chairman and all other directors of the Company and provided to Addisons, for the purposes of identification by the Chairman of the Company and reliance upon by Addisons for the purposes of this letter (Circular Resolution), a copy of which has been annexed to and forms part of this letter as Annexure A;

(iii)	Notice of General Meeting of the Company dated 28 March, 2014 (Notice of EGM) that convened an extraordinary general meeting of the Company on 5 May, 2014 (EGM), a copy of which was disclosed on the Company’s announcement platform with the Australian Securities Exchange (ASX Platform) on 4 April, 2014;

(iv)	an ASX Announcement dated and publicly released on the ASX Platform on 5 May, 2014, and that disclosed the results of the voting of shareholders of the Company at the EGM; and

(v)	the constitution of the Company (Constitution); and

(b)	made such enquiries as to questions of fact and law as we have deemed relevant and necessary in order to render the opinion set forth below.

For the purposes of this letter:

(i)	the Registration Statement and the Plan are hereinafter collectively referred to as the Documents; and

(ii)	a reference in this letter or any in annexure to this letter, to an Ordinary Share being “non-assessable” or “non assessable” means that once the subscription or purchase price of the Ordinary Share has been fully paid, the holder thereof cannot be required to make any further payment to the Company in respect of that Ordinary Share.

Assumptions and Reliances

In the course such examination and inquiries, we have assumed and rely upon each of:

(a)	all information provided to us by or on behalf of the Company or the officers of the Company was true and correct when provided and remains so at the date of this letter;

(b)	the genuineness of all signatures evidenced on all documents, instruments and certificates reviewed in the course of preparing this opinion;

(c)	the authenticity and completeness of all documents, instruments and certificates submitted to us as originals;

(d)	the conformity to original documents of all documents submitted to us as copies (certified or otherwise);

(e)	the authenticity and completeness of the originals of such copies;

(f)	the fact that all documents submitted to us are true and complete in all material respects;

(g)	that each of the resolutions of the directors of the Company that we have relied upon for the purposes of this opinion will not be varied or revoked after the date of this letter and that the meetings of the directors of the Company at which the resolutions were considered were properly convened, all directors who attended and voted were entitled to do so, each of the resolutions were properly passed, and each of the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors were duly observed;

(h)	the accuracy of any searches obtained from the Australian Securities and Investments Commission (ASIC) in relation to the Company. Nevertheless, ASIC records searched by us may not be complete or up to date as some documents may not be filed at the relevant offices immediately, some documents may no longer be on file and some might be replaced or might otherwise not appear on file;

(i)	the fact that each natural person signing any document, instrument or certificate reviewed by us had sufficient legal capacity and authority to do so and to perform his or her obligations thereunder;

(j)	the fact that each body corporate signing any document, instrument or certificate reviewed by us had sufficient legal capacity and authority to do so and to perform its obligations thereunder;

(k)	each person signing any document reviewed by us in a representative capacity had sufficient legal capacity and authority to sign in such representative capacity;

(l)	all matters of internal management required by the constitution of each of the parties to any document, instrument or certificate reviewed by us have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the passing at those meetings of appropriate resolutions);

(m)	that any documents which purport to be governed by the law of any jurisdiction other than the laws of the Commonwealth of Australia are legal, valid and binding obligations on all of the parties thereto and under the applicable law and that none of the execution, delivery or performance of any document by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the laws of the Commonwealth of Australia;

(n)	the proposed issuance, sale, number or amount, as the case may be, and terms of any Security to be offered from time to time will be duly authorised and established, in accordance with the Constitution and applicable Australian law (each a Corporate Action);

(o)	no party has contravened or will contravene any provision of the Australian Corporations Act 2001 (including Chapter 2E or Chapter 2J or Chapter 6) (Corporations Act) by entering into a Document or giving effect to a transaction in connection with a Document or undertaking or being involved in a transaction related to or connected with any Document;

(p)	the Company will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to the issuance or sale of a Security;

(q)	there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the issuance or sale of a Security;

(r)	the Company will at all times duly comply with all its obligations under the Corporations Act, the listing rules of the Australian Securities Exchange (ASX Listing Rules) and otherwise required by law, including the lodgement of an Appendix 3B and a notice under 708A(5) of the Corporations Act, upon and in respect of each issue or sale of Ordinary Shares under the Documents;

(s)	the Company is and will be able to pay its debts as and when they fall due and is otherwise solvent as at the time any Security is issued or sold; and

(t)	the terms and conditions of the Plan are identical in all material and relevant respects to the Terms and Conditions of US Omnibus Plan as set out in Part G of the Notice of EGM.

Limitations and Qualifications

The opinion expressed above is limited to the laws of Western Australia and the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

The opinions stated below are governed by and construed in accordance with the laws of Western Australia and the Commonwealth of Australia that are in the effect at the date of this letter;

We have not investigated the laws of any jurisdiction other than Western Australia and the Commonwealth of Australia. We express no opinion as to tax law or the law of any other jurisdiction. We have assumed that any applicable law (other than the laws of Western Australia and of the Commonwealth of Australia) does not affect the opinions expressed below.

Our opinion is subject to any laws from time to time in effect relating to bankruptcy, liquidation, receivership, administration, re-organisation, reconstruction, moratoria, court schemes or other similar laws affecting generally the enforcement of creditors’ rights.

Subject to our consent as stated in the last paragraph of this letter, this opinion is provided for the sole benefit of the Company and persons entitled to rely upon it pursuant to the provisions of the US Securities Act and we do not undertake or assume any liability to any other persons or parties in respect of the subject matter of this opinion.

Opinion

Based upon and subject to all the foregoing, we are of the opinion that when the issue of the Ordinary Shares has been duly authorised by appropriate corporate action, and such Ordinary Shares have been duly issued, sold and delivered in accordance with the Plan and any applicable option agreement or other similar agreement approved by, or on behalf of, the Company’s Board of Directors, such Ordinary Shares will have been legally issued, fully paid and be non-assessable:

This letter will be deemed to have been delivered as of the date of effectiveness of the Registration Statement and will be effective on and from that date.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the US Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ David P. Selig

David P. Selig

Partner

Direct Line: +61 2 8915 1010

Direct Fax: +61 2 8916 2010

Email: david.selig@addisonslawyers.com.au

Annexure A – Circular Resolution

CIRCULAR RESOLUTION OF DIRECTORS

OF

MOKO SOCIAL MEDIA LIMITED

ACN 111 082 485

This resolution is circulated in accordance with Item 15.10 of the Company’s Constitution

November 23, 2015

FILING OF REGISTRATION STATEMENT ON FORM S-8

We the undersigned Directors hereby resolve that:

RESOLVED, that the Board deems it to be in the best interest of the Company and its shareholders to prepare and file a Registration Statement on Form S-8 (“S-8 Registration Statement”), and all amendments thereto, with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”); and be it further

RESOLVED, that each of the Company’s Chairman and Chief Executive Officer (each, an “Authorized Officer”) is hereby appointed, authorized, empowered and directed to render such services and take such actions in accordance with these resolutions as such Authorized Officer may deem to be reasonably necessary in connection with the filing of the S-8 Registration Statement; and be it further

RESOLVED, that each Authorized Officer or other Director of the Company (each a “Director”) who may be required to sign and execute the S-8 Registration Statement or any amendment thereto or documents in connection therewith (whether on behalf of the Company, as an officer or director of the Company, or otherwise) be, and each of them hereby is, authorized, empowered and directed to execute a Power of Attorney appointing each of Greg McCann and Ian Rodwell, as his or her true and lawful attorney-in-fact and agent, to sign in his or her name, place and stead in any such capacity, and any and each such the execution of the S-8 Registration Statement and any and all amendments thereto and documents in connection therewith; that the actions of the Authorized Officers and Directors take in executing or amending, or agreeing to amend, the Power of Attorney in the form contained in the S-8 Registration Statement, are hereby ratified, confirmed, approved and adopted and that each of said attorney-in-fact and agent is hereby authorized, empowered and directed to sign the S-8 Registration Statement, amendments and documents in the name, place and stead of each such Authorized Officer and Director who shall have executed such Power of Attorney (whether acting on behalf of the Company, as an officer or Director of the Company, or otherwise); and be it further

RESOLVED, that MOKO.Mobi, Inc. be and hereby is, designated as the Company’s agent for service of process, and authorized to receive communications and notices from the Commission with respect to the S-8 Registration Statement, and any amendment thereto, and, with power of attorney for the Company, to exercise all powers conferred upon such agents by the rules and regulations of the Commission; and be it further

RESOLVED, that the Company appoint Mitchell S. Nussbaum of Loeb & Loeb LLP, New York, New York, the Company’s United States securities counsel, as the Company’s authorized representative in the United States in connection with the S-8 Registration Statement (the “Authorized Representative”), with full authorization to perform his duties as the Authorized Representative; and be it further

General Authorization; Miscellaneous

RESOLVED, that each Authorized Officer be, and each hereby is, authorized and directed to cause the Company to pay all fees, costs and expenses of any kind and nature as may be incurred in connection with the effectuation of the foregoing resolutions; and be it further

RESOLVED, that each Authorized Officer be, and each Authorized Officer hereby is, authorized and empowered, in the name and on behalf of the Company, to execute all such further documents, certificates or instruments, and to take all such further action, as any such Authorized Officer may deem necessary, proper, convenient or desirable in order to carry out each of the foregoing resolutions and fully to effectuate the purposes and intents thereof, and that all actions taken by the Authorized Officers or any other officers of the Company to date, in connection with the foregoing resolutions or otherwise, are hereby in all respects confirmed, ratified and approved.

Each of the signatories below acknowledges his or her respective interest in the subject matter of the above resolutions by virtue of his or her interest in the Ordinary Shares and it is noted that having made such disclosure pursuant to the Company's articles of association he or she is entitled to vote on each of these foregoing resolutions.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Company, have hereunto set their hands as of the date first written above.

/s/ Greg McCann
Greg McCann

/s/ Ian Rodwell
Ian Rodwell

/s/ Mark Hauser
Mark Hauser

/s/ Leo Hindery, Jr.
Leo Hindery, Jr.

/s/ Emma Waldon
Emma Waldon

/s/ Diana Rhoten
Diana Rhoten